QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement of Gaiam, Inc. on Form S-3 (333-133106), of our report dated March 15, 2006 relating to the consolidated financial statements appearing in Gaiam, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005, which Registration Statement has been incorporated by reference into the Registration Statement on Form S-3 dated May 18, 2006. We also consent to the reference to us under the caption "Experts" in the Registration Statement (333-133106).

/s/ Ehrhardt Keefe Steiner & Hottman PC

May 18, 2006
Denver, Colorado

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM